Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-123767) pertaining to The Davey Tree Expert Company 2004 Omnibus Stock Plan;

(2)	Registration Statements (Form S-8 No. 333-172738, Form S-8 No. 333-187205, Form S-8 No. 333-203865 and Form S-8 No. 333-211465) pertaining to The Davey 401KSOP and ESOP;

(3)	Registration Statements (Form S-8 No. 333-196224) pertaining to The Davey Tree Expert Company 2014 Omnibus Stock Plan;

of our report dated March 14, 2017 (except for the effect of the error correction discussed in Notes C, M and O, and the effect of the stock split discussed in Note B, as to which the date is November 21, 2017), with respect to the consolidated financial statements of The Davey Tree Expert Company and our report dated March 14, 2017 (except for the effect of the material weakness described in the sixth paragraph of that report, as to which the date is November 21, 2017) with respect to the effectiveness of internal control over financial reporting of The Davey Tree Expert Company, included in this Annual Report (Form 10-K/A) of The Davey Tree Expert Company for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Akron, Ohio
November 21, 2017